EXHIBIT 23(A)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of TXU Gas Company, (formerly ENSERCH Corporation), on Form S-3 of our report dated March 5, 1999, appearing in the TXU Gas Company Annual Report on Form 10-K for the year ended December 31, 1998 and to the reference to us under the heading "Experts and Legality" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP


Dallas, Texas
August 23, 1999